Exhibit 10.2
ENDEAVOUR INTERNATIONAL CORPORATION
2010 STOCK INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT
     THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made and entered into by and between Endeavour International Corporation (the “Company”) and [name], (“Grantee”) an employee of the Company, effective as of [date] (the “Date of Grant”).
     WHEREAS, the Company, in order to induce you to enter into and continue to dedicate services to the Company and to materially contribute to the success of the Company, desires to grant to you a number of restricted shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), subject to the terms and conditions of this Agreement, with a view to increasing your interest in the Company’s welfare and growth;
     WHEREAS, the Company adopted the Endeavour International Corporation 2010 Stock Incentive Plan as it may be amended from time to time (the “Plan”) under which the Company is authorized to grant restricted stock awards to certain employees and service providers of the Company;
     WHEREAS, a copy of the Plan has been furnished to you and shall be deemed a part of this Agreement as if fully set forth herein and the terms capitalized but not defined herein shall have the meanings set forth in the Plan; and
     WHEREAS, you desire to accept the restricted stock award made pursuant to this Agreement.
     NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
     1. Grant of Common Stock. Subject to the restrictions, forfeiture provisions and other terms and conditions set forth herein the Company hereby grants to Grantee [number] of shares of Common Stock (“Restricted Shares”) as of the Date of Grant set forth above in accordance with the terms and conditions set forth herein and in the Plan.
     2. Transfer Restrictions; Vesting. Grantee shall not sell, assign, transfer, exchange, pledge, encumber, gift, devise, hypothecate or otherwise dispose of (collectively, “Transfer”) any Restricted Shares prior to their vesting in accordance with the Vesting Schedule as follows:
          (a) 33.3% of the total Restricted Shares shall vest and the restrictions shall lapse on the first anniversary of the Date of Grant provided the Grantee is employed by (or providing services to) the Company or Affiliate on that date;

          (b) 33.3% of the total Restricted Shares shall vest and the restrictions shall lapse on the second anniversary of the Date of Grant provided the Grantee is employed by (or providing services to) the Company or Affiliate on that date; and
          (c) 33.4% of the total Restricted Shares shall vest and become exercisable on the third anniversary of the Date of Grant provided the Grantee is employed by (or providing services to) the Company or Affiliate on that date.
     The vested portion of such Restricted Shares shall be rounded down to the nearest whole share. Further, even after such Restricted Shares become vested, such vested Restricted Shares may not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities or other applicable law or Company policies as determined by Company on advice of counsel chosen by the Company in its sole discretion.
     3. Vesting on Change in Control. Notwithstanding the provisions in Section 2, on the date immediately preceding the date of a Change in Control of the Company (as defined in the Plan), the Restricted Shares shall be 100% vested.
     4. Forfeiture.
          (a) Termination of Employment. If Grantee’s employment with the Company is terminated by the Company or Grantee for any reason, then Grantee shall immediately forfeit all Restricted Shares which are unvested unless the Board of Directors, in its sole discretion, determines that any or all of such unvested Restricted Shares shall not be so forfeited. [THIS PROVISION CAN BE MODIFIED TO PROVIDE FOR VESTING ON ACCOUNT OF CERTAIN TERMINATIONS SUCH AS DEATH, DISABILITY, OR RETIREMENT]
          (b) Forfeited Shares. Any Restricted Shares forfeited under this Section 4 shall automatically revert to the Company and become canceled. Any certificate(s) representing Restricted Shares which include forfeited shares shall only represent that number of Restricted Shares which have not been forfeited hereunder. Upon the Company’s request, Grantee agrees for himself and any other holder(s) to tender to the Company any certificate(s) representing Restricted Shares which include forfeited shares for a new certificate representing the unforfeited number of Restricted Shares.
     5. Escrow of Restricted Shares. The Company shall evidence the Restricted Shares in the manner that it deems appropriate. The Company may issue in Grantee’s name a certificate or certificates representing the Restricted Shares and retain that certificate or those certificates until the restrictions on such Restricted Shares expire as contemplated in Sections 2 or 3 of this Agreement or the Restricted Shares are forfeited as described in Section 4 of this Agreement. If the Company certificates the Restricted Shares, Grantee shall execute one or more stock powers in blank for those certificates and deliver those stock powers to the Company. The Company shall hold the Restricted Shares and the related stock powers pursuant to the terms of this Agreement, if applicable, until such time as (a) a certificate or certificates for the Restricted Shares are delivered to Grantee, (b) the Restricted Shares are otherwise transferred to Grantee free of restrictions, or (c) the Restricted Shares are canceled and forfeited pursuant to this Agreement. The Company may issue to the Grantee a receipt evidencing the certificates held by it which are registered in the name of the Grantee. In addition to any other legends that may be required by applicable law or otherwise, each such stock certificate shall bear the legends substantially as follows:
THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE RESTRICTED STOCK AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER OF SUCH SHARES AND ENDEAVOUR INTERNATIONAL CORPORATION. COPIES OF THE RESTRICTED STOCK AGREEMENT ARE ON FILE IN THE OFFICE OF THE SECRETARY OF ENDEAVOUR INTERNATIONAL CORPORATION, LOCATED AT 1001 FANNIN STREET, SUITE 1600, HOUSTON, TEXAS 77002.
     The legend shall not be removed from the certificate evidencing Restricted Shares until such time as the restrictions thereon have lapsed.
     6. Tax Requirements.
          (a) Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require the Grantee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this grant.
          (b) Share Withholding. With respect to tax withholding required upon any taxable event arising as a result of this grant, the Company may, at the sole discretion of the Board or Committee, satisfy the withholding requirement, in whole or in part, by withholding shares of common stock having a fair market value on the date the tax is to be determined equal to the statutory total tax which could be imposed on the transaction. Any fraction of a share of common stock required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash by the Grantee. The Grantee may request that such tax withholding be satisfied by payment in cash by the Grantee to the Company or withholding from other compensation payable to the Grantee at such time the tax withholding is due. All such requests shall be made in writing, signed by the Grantee, and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate.
     7. Miscellaneous.
          (a) Certain Transfers Void. Any purported transfer of Restricted Shares in breach of any provision of this Agreement shall be void and ineffectual, and shall not operate to transfer any interest or title in the purported transferee.
          (b) No Fractional Shares. All provisions of this Agreement concern whole shares of Common Stock. If the application of any provision hereunder would yield a fractional share, the value of such fractional share shall be paid to the Grantee in cash.
          (c) Not an Employment Agreement. This Agreement is not an employment agreement, and this Agreement shall not be, and no provision of this Agreement shall be construed or interpreted to create any employment relationship or right to continued employment with the Company, Company affiliates, parent, subsidiary or their affiliates.
          (d) Dispute Resolution.
          (i) Arbitration. All disputes and controversies of every kind and nature between any parties hereto arising out of or in connection with this Agreement or the transactions described herein as to the construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation or breach, shall be submitted to arbitration pursuant to the following procedures:
          (1) After a dispute or controversy arises, any party may, in a written notice delivered to the other parties to the dispute, demand such arbitration. Such notice shall designate the name of the arbitrator (who shall be an impartial person) appointed by such party demanding arbitration, together with a statement of the matter in controversy.
          (2) Within 30 days after receipt of such demand, the other parties shall, in a written notice delivered to the first party, name such parties’ arbitrator (who shall be an impartial person). If such parties fail to name an arbitrator, then the second arbitrator shall be named by the American Arbitration Association (the “AAA”). The two arbitrators so selected shall name a third arbitrator (who shall be an impartial person) within 30 days, or in lieu of such agreement on a third arbitrator by the two arbitrators so appointed, the third arbitrator shall be appointed by the AAA. If any arbitrator appointed hereunder shall die, resign, refuse or become unable to act before an arbitration decision is rendered, then the vacancy shall be filled by the method set forth in this Section for the original appointment of such arbitrator.
          (3) Each party shall bear its own arbitration costs and expenses. The arbitration hearing shall be held in Houston, Texas at a location designated by a majority of the arbitrators. The Commercial Arbitration Rules of the American Arbitration Association shall be incorporated by reference at such hearing and the substantive laws of the State of Texas (excluding conflict of laws provisions) shall apply.
          (4) The arbitration hearing shall be concluded within ten (10) days unless otherwise ordered by the arbitrators and the written award thereon shall be made within fifteen (15) days after the close of submission of evidence. An award rendered by a majority of the arbitrators appointed pursuant to this Agreement shall be final and binding on all parties to the proceeding, shall resolve the question of costs of the arbitrators and all related matters, and judgment on such award may be entered and enforced by either party in any court of competent jurisdiction.
          (5) Except as set forth in Section 7(d)(ii), the parties stipulate that the provisions of this Section shall be a complete defense to any suit, action or proceeding instituted in any federal, state or local court or before any administrative tribunal with respect to any controversy or dispute arising out of this Agreement or the transactions described herein. The arbitration provisions hereof shall, with respect to such controversy or dispute, survive the termination or expiration of this Agreement.
No party to an arbitration may disclose the existence or results of any arbitration hereunder without the prior written consent of the other parties; nor will any party to an arbitration disclose to any third party any confidential information disclosed by any other party to an arbitration in the course of an arbitration hereunder without the prior written consent of such other party.
          (ii) Emergency Relief. Notwithstanding anything in this Section 7(d) to the contrary, any party may seek from a court any provisional remedy that may be necessary to protect any rights or property of such party pending the establishment of the arbitral tribunal or its determination of the merits of the controversy or to enforce a party’s rights under Section 7(d).
          (e) Notices. Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal in-hand delivery, by telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the address indicated beneath its signature on the execution page of this Agreement, and to Grantee at his address indicated on the Company’s stock records, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner herein set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means), and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.
          (f) Amendment and Waiver. This Agreement may be amended, modified or superseded only by written instrument executed by the Company and Grantee. Any waiver of the terms or conditions hereof shall be made only by a written instrument executed and delivered by the party waiving compliance. Any amendment or waiver agreed to by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company other than Grantee. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner effect the right to enforce the same. No waiver by any party of any term or condition in this Agreement, or breach thereof, in one or more instances shall be deemed a continuing waiver of any such condition or breach, a waiver of any other condition, or the breach of any other term or condition.
          (g) Independent Legal and Tax Advice. The Grantee has been advised and Grantee hereby acknowledges that he or she has been advised to obtain independent legal and tax advice regarding this grant of Restricted Shares and the disposition of such shares, including, without limitation, the election available under Section 83(b) of the Internal Revenue Code of 1986, as amended.

          (h) Governing Law and Severability. This Agreement shall be governed by the internal laws, and not the laws of conflict, of the State of Texas. The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement which shall remain in full force and effect.
          (i) Successors and Assigns. Subject to the limitations which this Agreement imposes upon transferability of Restricted Shares, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and Grantee, and, upon his death, on his estate and beneficiaries thereof (whether by will or the laws of descent and distribution).
          (j) Entire Agreement. This Agreement supersedes any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement and that any agreement, statement or promise that is not contained in this Agreement shall not be valid or binding or of any force or effect.
          (k) The Plan. This Agreement is subject to all terms, conditions, limitations and restrictions contained in the Plan.
[Signature page follows]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first above written.

COMPANY: ENDEAVOUR INTERNATIONAL CORPORATION

By:
	Name:	[name]
	Title:	[title]

Address:	Endeavour International Corporation
1001 Fannin Street, Suite 1600 Houston, Texas 77002 Telecopy No.: (713) 307-8793 Attention: Secretary

GRANTEE:

[name]